UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 1, 2010 (March 31, 2010)
Date of Report (Date of earliest event reported)

 STEELCLOUD, INC.
(Exact name of registrant as specified in its charter)

Virginia	0-24015	54-1890464
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20110 Ashbrook Place, Suite 130
Ashburn, VA 20147
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (703) 674-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements in this Current Report on Form 8-K (including the exhibits filed herewith) that are not purely historical facts, including statements regarding SteelCloud, Inc.’s (“SteelCloud”) beliefs, expectations, intentions or strategies for the future, may be forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, SteelCloud’s ability to obtain financing in the short term; general business conditions and the amount of growth in the computer industry and the general economy; competitive factors; ability to attract and retain key sales and management personnel; the price of SteelCloud’s stock; and the risk factors set forth from time to time in the reports SteelCloud files with the Securities and Exchange Commission (the “SEC”).  SteelCloud undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

Item 1.01     Entry Into a Material Definitive Agreement

Loan Modification and Extension Agreement

On March 31, 2010, SteelCloud entered into a Loan Modification and Extension Agreement (the “Modification Agreement”) with Caledonia Capital Corporation (“Caledonia”) pursuant to which Caledonia and SteelCloud agreed to (a) extend the maturity to December 31, 2011 of (1) the Secured Promissory Note dated July 1, 2009, by and between SteelCloud and Caledonia, in the original principal amount of $250,000 (the “July Note”), and (2) the Revolving Line of Credit Promissory Note dated November 3, 2009, by and between SteelCloud and Caledonia, in the original principal amount of $150,000 (the “November Note,” and together with the July Note, the “Notes”), and (b) increase the interest on the November Note to 20% per annum commencing on April 1, 2010.  In consideration of Caledonia’s agreement to extend the maturity date of the Notes, SteelCloud issued to Caledonia 500,000 shares of SteelCloud’s common stock.  The Modification Agreement further provides that (a) the exercise price shall be reduced from $0.25 to $0.15 for (1) the 150,000 shares of Common Stock underlying a warrant issued to Caledonia by SteelCloud on November 4, 2009 (the “November 4 Warrant”) and (2) the 225,000 shares of Common Stock underlying a warrant issued to Caledonia by SteelCloud on November 23, 2009 (“November 23 Warrant,” and together with the November 4 Warrant, the “November Warrants”); (b) Caledonia shall have the right at any time to convert all, or any part, of the outstanding balance due under the Notes into Common Stock at a conversion price of $0.10 per share (subject to adjustments in certain instances); and (c) without Caledonia’s prior written consent, SteelCloud shall not incur, create, contract for, waive, assume, have outstanding, guarantee or otherwise become liable with respect to any indebtedness other than the Notes or trade payables incurred in the ordinary course of operating SteelCloud’s business.

Stock Purchase Agreement

On March 31, 2010, SteelCloud entered into a Stock Purchase Agreement (the “Agreement”) with Caledonia pursuant to which Caledonia agreed to purchase 2,000,000 shares (the “Shares”) of SteelCloud’s Common Stock, together with a warrant to purchase 2,000,000 shares of SteelCloud’s Common Stock (the “Warrant”), for a total purchase price of $200,000 (the “Purchase Price”).

The Warrant is exercisable for four years at an exercise price of $0.15 per share.  The exercise price may be adjusted in the event of any stock dividend, stock split, stock combination, reclassification or similar transaction. Additionally, SteelCloud’s Board of Directors has the discretion to reduce the then-current exercise price to any amount at any time during the term of the Warrant for any period of time the Board deems appropriate.

Pursuant to the Agreement, the Company granted Caledonia piggyback registration rights and demand registration rights for (a) the Shares, (b) the Common Stock underlying the Warrant, (c) the 625,000 shares of Common Stock underlying a warrant issued to Caledonia by SteelCloud on July 1, 2009 (the “July 2009 Warrant”), (d) the shares of Common Stock underlying the November Warrants, and (e) all shares of Common Stock that may be acquired by Caledonia upon conversion of the Notes.

Further, pursuant to the Agreement, SteelCloud’s Board of Directors was required to appoint Edward M. Murchie, Caledonia’s President as a director of SteelCloud.

            The Agreement contains standard representations and warranties for a transaction of this type. The terms of the transaction were the result of arm’s length negotiations between SteelCloud and the Lender.  Prior to the completion of the transaction, neither SteelCloud nor any of its affiliates or officers, directors or their associates had any material relationship with the Lender, other than in respect of the applicable material definitive agreements and the transactions contemplated therein and related thereto.

As SteelCloud previously disclosed in a Current Report on Form 8-K filed with the SEC on July 8, 2009, on July 1, 2009 SteelCloud entered into a Business Loan and Security Agreement with Caledonia pursuant to which Caledonia agreed to lend SteelCloud $250,000 in the form of a Secured Promissory Note, which is referred to as the July Note.   Mr. Steven Snyder, SteelCloud’s Principal Financial Officer, was a member of a group of individuals who invested money with Caledonia for purposes of making the Loan to us.  Mr. Snyder’s investment in the July Note was $25,000.  At the time of Mr. Snyder’s investment, he was an unrelated party to us.   As a result of SteelCloud’s entry into the Modification Agreement, Mr. Snyder has an interest in approximately 31,250 shares of Common Stock and in 62,500 shares of Common Stock underlying the July 2009 Warrants.  As a result of SteelCloud’s entry into the Agreement, Mr. Snyder has an interest in approximately 125,000 shares of Common Stock and in 125,000 shares of Common Stock underlying the Warrant.

The foregoing summary of the terms of the Modification Agreement, Agreement, and the Warrant and the transactions contemplated  in connection therewith, are qualified in their entirety by reference to the definitive transaction documents, copies of which are attached as exhibits to this Current Report. The foregoing discussion of the terms of  (a) the July 2009 Warrant is qualified in its entirety by reference to the definitive document, filed as Exhibit 10.3 to SteelCloud’s Current Report on Form 8-K, filed with the SEC on July 8, 2009, (b) the November 4 Warrant, is qualified in its entirety by reference to the definitive document, filed as Exhibit 10.3 to SteelCloud’s Current Report on Form 8-K, filed with the SEC on November 9, 2009, (c) the November 23 Warrant, is qualified in its entirety by reference to the definitive document, filed as Exhibit 10.1 to SteelCloud’s Current Report on Form 8-K, filed with the SEC on November 23, 2009, (d) the July Note, is qualified in its entirety by reference to the definitive document, filed as Exhibit 10.2 to SteelCloud’s Current Report on Form 8-K, filed with the SEC on July 8, 2009, and (e) the November Note, is qualified in its entirety by reference to the definitive document, filed as Exhibit 10.1 to SteelCloud’s Current Report on Form 8-K, filed with the SEC on November 9, 2009.

Item 2.03             Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 3.02             Unregistered Sales of Equity Securities

On March 31, 2010, SteelCloud issued to Caledonia 2,500,000 shares of Common Stock (comprised of the Shares and Modification Shares) and a Warrant to purchase up to 2,000,000 shares of Common Stock.  Please see Item 1.01 of this Current Report for additional information, which is also incorporated by reference into this Item 3.02.

The offering described above was not registered under the Securities Act of 1933, as amended (the “Securities Act”), but was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof and/or Rule 506 of Regulation D promulgated thereunder, insofar as such securities were issued only to an “accredited investor” within the meaning of Rule 501 of Regulation D.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Agreement described in Item 1.01 above, SteelCloud’s Board of Directors appointed Edward M. Murchie as a Director.  Mr. Murchie is the President of Caledonia, which is a party to the documents and transactions described in Item 1.01 above, including the Notes, which have an aggregate face value of $400,000 and pursuant to the Modification Agreement carry interest per annum of 20% and mature on December 31, 2011.  Additionally, SteelCloud has issued to Caledonia warrants to purchase an aggregate of 1,000,000 shares of Common Stock.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 5.02.

Item 9.01             Financial Statements and Exhibits.

(d)               Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated March 31, 2010, entered into by and between Caledonia Capital Corporation and SteelCloud, Inc.
10.2	Warrant, dated March 31, 2010, issued to Caledonia Capital Corporation from SteelCloud, Inc.
10.3	Loan Modification Agreement, dated March 31, 2010, entered into by and between Caledonia Capital Corporation and SteelCloud, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

STEELCLOUD, INC.

By:	/s/ Brian H. Hajost Brian H. Hajost, Chief Executive Officer
April 1, 2010

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated March 31, 2010, entered into by and between Caledonia Capital Corporation and SteelCloud, Inc.
10.2	Warrant, dated March 31, 2010, issued to Caledonia Capital Corporation from SteelCloud, Inc.
10.3	Loan Modification Agreement, dated March 31, 2010, entered into by and between Caledonia Capital Corporation and SteelCloud, Inc.